Exhibit 99.1

PowerSecure Reports Third Quarter Results

Record Revenues and Across-the-Board Growth Drives Profit Gains, Backlog

Reaches Record $175 Million

Wake Forest, N.C. – November 7, 2012 – PowerSecure International, Inc. (Nasdaq: POWR) today reported its third quarter 2012 results, including record revenues of $44.2 million, gross margin of 31.4 percent, diluted earnings per share (“E.P.S.”) from continuing operations of $0.03, and Non-GAAP E.P.S. from continuing operations of $0.08. This compares to third quarter 2011 revenues of $36.6 million, gross margin of 30.6 percent, and diluted E.P.S. from continuing operations of $0.05. Non-GAAP financial measures for the third quarter of 2012 exclude a $1.5 million pre-tax charge related to a Restructuring and Cost Reduction Plan that was initiated during the quarter to position the Company for enhanced operating margins in future periods (see Non-GAAP discussion and reconciliation, below).

Sidney Hinton, CEO of PowerSecure, said, “We are very pleased with our third quarter results – with record revenues, expanded gross margins, and positive operating leverage driving profit gains. 2012 is tracking almost exactly as anticipated, and we have posted sequential and year-over-year gains in each successive quarter. Additionally, each of our product and service areas continues to generate across-the-board growth, and our backlog grew to a record $175 million. We are in a great position to have a strong finish to 2012, and 2013 is shaping up to be a very good year.”

Mr. Hinton continued, “We continue to be very focused on expanding our operating margins, and leveraging the incremental operating expenses we have invested in to grow our business. To this end, during our third quarter we initiated a Restructuring and Cost Reduction Plan with the goal of reducing our cost structure by $5 million annually to enhance our operating margins in future periods. The actions we took in our third quarter resulted in a charge of $1.5 million, and we expect additional cost reduction actions in the fourth quarter of 2012. We are already seeing positive results from these actions, as our operating margins were 4.6% excluding the charge, expanding 3.4 percentage points compared to the prior year period.”

The Company’s strong third quarter 2012 year-over-year revenue growth of 21%, to a quarterly record level of $44.2 million, was driven by a 37% increase in revenues generated from Distributed Generation products and services, a 6% increase in revenues generated from Utility Infrastructure products and services, and a 4% increase in revenues generated from Energy Efficiency products, as shown below.

			Variance
($ in 000’s)	3Q12	3Q11	$	%
Revenue by Product/Service
Distributed Generation	25,060	18,355	6,705	37%
Utility Infrastructure	14,038	13,300	738	6%
Energy Efficiency	5,138	4,930	208	4%

Total Revenue	44,236	36,585	7,651	21%

The Company’s third quarter 2012 gross margin as a percentage of revenue was 31.4% compared to 30.6% in the third quarter of 2011. The gross margin increase was driven by favorabilities in the mix of projects completed in 2012 compared to 2011, a higher percentage of revenues from the Company’s higher margin Distributed Generation products and services, and higher revenues and profits from its company-owned distributed generation recurring revenue projects.

Operating expenses for the third quarter of 2012 were $13.4 million compared to $10.8 million in the third quarter of 2011. The $2.6 million year-over-year increase in operating expenses consists of 1) $0.6 million of incremental operating expenses related to the solar energy company acquired in June, 2012, 2) $0.4 million of additional depreciation and amortization expense, primarily driven by additional capital expenditures related to Company-owned distributed generation recurring revenue projects, and 3) a $1.5 million charge related to the Restructuring and Cost Reduction Plan which was initiated during the third quarter, with a goal of reducing the Company’s cost structure by $5 million annually. Excluding the Restructuring and Cost Reduction charge, third quarter 2012 operating expenses were $11.8 million, which represents a 2.7 percentage point reduction as a percentage of revenues on a year-over-year basis.

The Company’s capital resources continue to be strong, with $22.6 million in cash and zero drawn on its revolving credit facility at the end of the third quarter of 2012. The Company’s capital expenditures during the third quarter were $1.0 million in total, with $0.3 million of this capital invested to deploy systems to support PowerSecure-owned long-term recurring revenue Distributed Generation projects. In addition, the Company repurchased $1.3 million of its common stock during the third quarter of 2012, and another $1.4 million early in the fourth quarter of 2012, leaving $1.2 million of stock repurchases remaining on its current authorization as of the date of this release.

The Company announced that its revenue backlog stands at $175 million. This includes new business awards announced on October 11, 2012 and October 24, 2012, and approximately $9 million of additional business the Company has received as of the date of this release. The Company’s revenue backlog represents revenue expected to be recognized after September 30, 2012, for periods including the fourth quarter of 2012 onward. This backlog figure compares to the revenue backlog of $166 million announced in the Company’s second quarter earnings release issued on August 6, 2012, which represented revenue expected to be recognized after June 30, 2012. The Company’s $175 million revenue backlog and the estimated timing of revenue recognition are outlined below, including “project-based revenues” expected to be recognized as projects are completed, and “recurring revenues” expected to be recognized over the life of the underlying contracts:

Revenue Backlog expected to be recognized after September 30, 2012

Description	Anticipated Revenue	Estimated Primary Recognition Period
Project-based Revenue — Near term	$77 Million	4Q12 through 2Q13
Project-based Revenue — Long term	$27 Million	3Q13 through 2014
Recurring Revenue	$71 Million	4Q12 through 2020

Revenue Backlog expected to be recognized after September 30, 2012	$175 Million

Note: Anticipated revenue and estimated primary recognition periods are subject to risks and uncertanities as indicated in the Company’s safe harbor statement, below. Consistent with past practice, these figures are not intended to constitute the Company’s total revenue over the indicated time periods, as the Company has additional, regular on-going revenues. Examples of additional, regular recurring revenues include revenues from the engineering fees, and service revenue, among others. Numbers may not add due to rounding.

Orders in the Company’s revenue backlog are subject to delay, deferral, acceleration, resizing, or cancellation from time to time, and estimates are utilized in the determination of the backlog amounts. Given the irregular sales cycle of customer orders, and especially of large orders, the revenue backlog at any given time is not necessarily an accurate indication of our future revenues.

Conference Call Information

The Company will host a conference call commencing today at 5:30 p.m. eastern time to discuss its third quarter 2012 results, business operations, strategic initiatives and prospects for the future. The conference call will be webcast live and can be accessed from the Investor Relations section of the Company’s website at www.powersecure.com. Participants can also access the call by dialing 888-680-0890 (or 617-213-4857 if dialing internationally), and providing pass code 26044062. If you are unable to participate during the live webcast, a replay of the conference call will be available beginning today at 7:30 p.m. eastern time through midnight on December 7, 2012. To listen to the replay, dial toll-free 888-286-8010 (or 617-801-6888 if dialing internationally), and enter pass code 53559477. In addition, the webcast will be archived on the Company’s website at www.powersecure.com.

About PowerSecure

PowerSecure International, Inc. is a leading provider of Utility and Energy Technologies to electric utilities, and their industrial, institutional, and commercial customers. PowerSecure provides products and services in the areas of Interactive Distributed Generation, Energy Efficiency, and Utility Infrastructure. The Company is a pioneer in developing Interactive Distributed Generation® (IDG®) power systems with sophisticated smart grid capabilities, including the ability to 1) forecast electricity demand and electronically deploy the systems to deliver more efficient, and environmentally friendly power at peak power times, 2) provide utilities with dedicated electric power generation capacity to utilize for demand response purposes, and 3) provide customers with the most dependable standby power in the industry. Its proprietary distributed generation system designs utilize a range of technologies to deliver power, including renewables. The Company’s Energy Efficiency business develops energy efficient lighting technologies that improve the quality of light, including its proprietary EfficientLights® LED lighting products for grocery, drug, and convenience stores, and its SecureLite area light and PowerLite street lights for utilities and municipalities. PowerSecure also provides electric utilities with transmission and distribution infrastructure maintenance and construction services, and engineering and regulatory consulting services. Additional information is available at www.powersecure.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are all statements other than statements of historical facts, including but not limited to statements concerning the outlook for the Company’s future revenues, earnings, margins, cash resources and cash flow and other financial and operating information and data; the Company’s future business operations, strategies and prospects; the Company’s cost reduction plan; and all other statements concerning the plans, intentions, expectations, projections, hopes, beliefs, objectives, goals and strategies of management, including statements about other future financial and non-financial items, performance or events and about present and future products, services, technologies and businesses; and statements of assumptions underlying the foregoing.

Forward-looking statements are not guarantees of future performance or events and are subject to a number of known and unknown risks, uncertainties and other factors that are difficult to predict and could cause actual results to differ materially from those expressed, projected or implied by such forward-looking statements. Important risks, uncertainties and other factors include, but are not limited to, the on-going downturn, disruption and volatility in the economy, financial markets and business markets and the effects thereof on the Company’s markets and customers, the demand for its products and services, and the Company’s access to capital; the size, timing and terms of sales and orders, including the Company’s revenue backlog discussed in this press release, and the risk of customers delaying, deferring or canceling purchase orders or making smaller purchases than expected; the effects of the sales of the Southern Flow business and the WaterSecure investment, and the Company’s strategy of monetizing its non-core businesses on the Company’s financial condition and results of operations; the potential adverse financial and reputational consequences that can result from safety risks and hazards such as accidents inherent in the Company’s operations; the impact of the Company’s recent acquisition of its commercial and industrial solar business; the Company’s ability to reduce and control its costs and expenses; the timely and successful development, production and market acceptance of new and enhanced products, services and technologies of the Company; the ability of the Company to obtain adequate supplies of key components and materials of sufficient reliability and quality for its products and technologies on a timely and cost-effective basis and the effects of related warranty claims and disputes; the ability of the Company to successfully expand its core distributed generation products and services, to successfully develop and achieve market acceptance of its new energy-related businesses, to successfully expand its recurring revenue projects, to manage its growth and to address the effects of any future changes in utility tariff structures and environmental requirements on its business solutions; the effects of competition; changes in customer and industry demand and preferences; the ability of the Company to continue the growth and diversification of its customer base; the ability of the Company to attract, retain, and motivate its executives and key personnel; changes in the energy industry in general and the electricity, oil, and natural gas markets in particular, including price levels; the effects of competition; the ability of the Company to secure and maintain key contracts and relationships; the effects of pending and future litigation, claims and disputes; and other risks, uncertainties and other factors identified from time to time in its reports filed with or furnished to the Securities and Exchange Commission, including the Company’s most recent Annual Report on Form 10-K, as well as subsequently filed reports on Form 10-Q and Form 8-K, copies of which may be obtained by visiting the investor relations page of the Company’s website at www.powersecure.com or the SEC’s website at www.sec.gov.

Accordingly, there is no assurance that the results expressed, projected or implied by any forward-looking statements will be achieved, and readers are cautioned not to place undue reliance on any forward-looking statements. The forward-looking statements in this press release speak only as of the date hereof and are based on the current plans, goals, objectives, strategies, intentions, expectations and assumptions of, and the information currently available to, management. The Company assumes no duty or obligation to update or revise any forward-looking statements for any reason, whether as the result of changes in expectations, new information, future events, conditions or circumstances or otherwise.

Contact

Chris Hutter

Chief Financial Officer

PowerSecure International, Inc.

(919) 453-1760

PowerSecure International, Inc.

Consolidated Statements of Operations (unaudited)

($000’s except per share data)

	Three Months Ended		Nine Months Ended
	Sept 30,	Sept 30,	Sept 30,	Sept 30,
	2012	2011	2012	2011
Revenue	44,236	36,585	115,288	90,326
Cost of sales	30,360	25,372	79,653	62,078

Gross Profit	13,876	11,213	35,635	28,248

Operating expenses
General and administrative	9,012	8,714	26,750	24,347
Selling, marketing, and service	1,615	1,197	4,039	3,565
Depreciation and amortization	1,211	857	3,432	2,432
Restructuring and cost reduction charges	1,548	0	1,548	0

Total operating expenses	13,386	10,768	35,769	30,344

Operating income (loss)	490	445	(134)	(2,096)

Other income (expense)
Gain on sale of unconsolidated affiliate	0	44	1,439	21,830
Equity income - unconsolidated affiliate	0	0	0	1,559
Management fees - unconsolidated affiliate	0	0	0	282
Interest income and other income	22	31	67	73
Interest expense	(114)	(168)	(338)	(454)

Income (loss) before income taxes	398	352	1,034	21,194
Income tax benefit (provision)	(119)	453	(347)	(2,777)

Net income (loss) from continuing operations	279	805	687	18,417

Discontinued operations - income (loss) from operations (net of tax)	11	(63)	78	(1,666)
Discontinued operations - gain on sale (net of tax)	0	0	0	5,636

Net income (loss)	290	742	765	22,387
Net loss attributable to noncontrolling interest	192	230	757	573

Net income (loss) attributable to PowerSecure International, Inc.	482	972	1,522	22,960

Summary of Amounts Attributable to PowerSecure International, Inc. shareholders

Income (loss) from continuing operations (net of tax)	471	1,035	1,444	18,990

Income (loss) from discontinued operations (net of tax)	11	(63)	78	3,970

Net income (loss) attributable to PowerSecure International, Inc.	482	972	1,522	22,960

EARNINGS PER SHARE AMOUNTS (“E.P.S”) ATTRIBUTABLE TO POWERSECURE INTERNATIONAL, INC. SHAREHOLDERS:
Continuing Operations
Basic	0.03	0.05	0.08	1.01

Diluted	0.03	0.05	0.08	0.99

Discontinued Operations
Basic	0.00	0.00	0.00	0.21

Diluted	0.00	0.00	0.00	0.21

Net Income
Basic	0.03	0.05	0.08	1.22

Diluted	0.03	0.05	0.08	1.20

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	18,676	18,966	18,807	18,848

Diluted	18,793	19,163	18,925	19,122

PowerSecure International, Inc.

Condensed Consolidated Balance Sheets (unaudited)

($000’s)

	September 30,	December 31,
	2012	2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	22,550	24,606
Trade receivables, net of allowance for doubtful accounts	46,583	46,163
Assets of discontinued operations held for sale	0	380
Inventories	21,294	20,290
Income taxes receivable	17	439
Current deferred income taxes	650	650
Prepaid expenses and other current assets	846	1,128

Total Current Assets	91,940	93,656

PROPERTY, PLANT, AND EQUIPMENT:
Equipment	42,588	38,441
Furniture and fixtures	348	283
Land, building, and improvements	5,901	5,885

Total property, plant, and equipment at cost	48,837	44,609
Less accumulated depreciation and amortization	11,084	8,281

Property, plant, and equipment, net	37,753	36,328

OTHER ASSETS:
Goodwill	12,884	7,970
Deferred income taxes, net of current portion	266	266
Restricted annuity contract	2,429	2,376
Intangible rights and capitalized software, net of accum amort	1,434	1,642
Investment in unconsolidated affiliate	0	6
Other assets	652	331

Total other assets	17,665	12,591

TOTAL ASSETS	147,358	142,575

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	9,695	6,894
Accrued and other liabilities	16,044	16,129
Accrued restructuring and cost reduction liabilities	1,318	0
Liabilities of discontinued operations held for sale	0	125
Current unrecognized tax benefit	242	287
Current portion of term loan	160	0
Current portion of capital lease obligations	874	840

Total current liabilitees	28,333	24,275

LONG-TERM LIABILITIES
Revolving Line of Credit	0	0
Term loan, net of current portion	2,120	0
Capital lease obligations, net of current portion	2,147	2,807
Unrecognized tax benefit	640	731
Other long-term liabilities	2,464	2,300

Total long-term liabilities	7,371	5,838

STOCKHOLDERS’ EQUITY
Perferred stock - undesignated	0	0
Preferred stock - Series C	0	0
Common stock	185	189
Additional paid-in-capital	114,801	116,803
Accumulated deficit	(3,917)	(5,439)

Total PowerSecure International, Inc. stockholders’ equity	111,069	111,553
Noncontrolling Interest	585	909

Total stockholders’ equity	111,654	112,462

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	147,358	142,575

PowerSecure International, Inc.

Condensed Consolidated Statement of Cash Flows (unaudited)

($000’s)

	Nine Months Ended
	Sept 30,	Sept 30,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	765	22,387
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Gain on sale of unconsolidated affiliate	(1,439)	(21,830)
Income from discontinued operations	(78)	(3,970)
Depreciation and amortization	3,432	2,432
Stock compensation expense	755	1,376
Loss on disposal of miscellaneous assets	68	36
Equity in income of unconsolidated affiliate	0	(1,559)
Distributions from unconsolidated affiliate	0	1,537
Changes in operating assets and liabilities, net of effect of acquisitons:
Trade receivables, net	900	(18,032)
Inventories	(903)	570
Deferred income taxes	0	1,154
Other current assets and liabilities	659	(248)
Other noncurrent assets and liabilities	(302)	1,163
Accounts payable	2,125	111
Accrued and other liabilities	(1,884)	5,537
Accrued restructuring and cost reduction liabilities	1,318	0

Net cash provided by (used in) continuing operations	5,416	(9,336)
Net cash provided by (used in) discontinued operations	334	(1,215)

Net cash provided by (used in) operating activities	5,750	(10,551)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition	(3,523)	0
Additions to property, plant and equipment	(4,367)	(13,740)
Additions to intangible rights and software development	(267)	(365)
Proceeds from sale of property, plant and equipment	15	12
Proceeds from sale of unconsolidated affiliate	1,445	25,974
Proceeds from sale of discontinued operations	0	16,515
Discontinued operations investing activities	0	(3)

Net cash provided by (used in) investing activities	(6,697)	28,393

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (payments) on revolving line of credit	0	5,000
Proceeds from term loan borrowings	2,400	0
Proceeds from sale leaseback transactions	0	2,097
Payments on term loan	(120)	0
Payments on capital lease obligations	(626)	(593)
Repurchases of common stock	(2,786)	(166)
Proceeds from stock option exercises	23	310

Net cash provided by (used in) financing activities	(1,109)	6,648

NET INCREASE (DECREASE) IN CASH
AND CASH EQUIVALENTS	(2,056)	24,490

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	24,606	8,202

CASH AND CASH EQUIVALENTS AT END OF PERIOD	22,550	32,692

Non-GAAP Pro forma Financial Measures:

Our references to our third quarter 2012 “Non-GAAP Pro forma” financial measures of net income from continuing operations, net income, net income attributable to PowerSecure International, Inc., diluted E.P.S. from continuing operations, and diluted E.P.S. discussed and shown in this report constitute non-GAAP financial measures. They refer to our GAAP results, adjusted to show our results without the Restructuring and Cost Reduction Charge of $1.5 million recorded in the third quarter of 2012.

We believe providing non-GAAP measures which show our pro forma results with these items adjusted is valuable and useful as it allows our management and our board of directors to measure, monitor and evaluate our operating performance in 2012 with the same consistent financial context as the business was managed and evaluated in prior periods. Additionally, because the costs and charges related to the Restructuring and Cost Reduction Plan are expected to be material only during the third and fourth quarters of 2012, these non-GAAP pro forma measures are more comparable to our prior period and future period results.

We believe these Non-GAAP Pro forma measures also provide meaningful information to investors in terms of enhancing their understanding of our third quarter 2012 operating performance and results, as they allow investors to more easily compare our financial performance on a consistent basis compared to the prior year period. These Non-GAAP Pro forma measures also correspond with the way we expect investment analysts to evaluate and compare our results. Our Non-GAAP Pro forma measures should be considered only as supplements to, and not as substitutes for or in isolation from, or superior to, our other measures of financial information prepared in accordance with GAAP, such as GAAP revenue, operating income, net income from continuing operations, net income, net income attributable to PowerSecure International, Inc., diluted E.P.S. from continuing operations, diluted E.P.S. from discontinued operations, and diluted E.P.S.

The following table provides a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures.

PowerSecure International, Inc.

Non-GAAP Pro forma Measures Excluding Restructuring and Cost Reduction Charge

($000’s except per share data, some rounding throughout)

	Three Months Ended Sept 30, 2012
	As Reported 3Q12	Restructuring and cost reduction charges	Pro forma 3Q12
Revenue	44,236		44,236
Cost of sales	30,360		30,360

Gross Profit	13,876	0	13,876

Operating expenses
General and administrative	9,012		9,012
Selling, marketing, and service	1,615		1,615
Depreciation and amortization	1,211		1,211
Restructuring and cost reduction charges	1,548	(1,548)	0

Total operating expenses	13,386	(1,548)	11,838

Operating income (loss)	490	1,548	2,038

Other income (expense)
Gain on sale of unconsolidated affiliate	0		0
Equity income - unconsolidated affiliate	0		0
Management fees - unconsolidated affiliate	0		0
Interest income and other income	22		22
Interest expense	(114)		(114)

Income (loss) before income taxes	398	1,548	1,946
Income tax benefit (provision)	(119)	(463)	(582)

Net income (loss) from continuing operations	279	1,085	1,364

Discontinued operations - income (loss) from operations (net of tax)	11		11
Discontinued operations - gain on sale (net of tax)	0		0

Net income (loss)	290	1,085	1,375
Net income (loss) attributable to noncontrolling interest	192		192

Net income (loss) attributable to PowerSecure International, Inc.	482	1,085	1,567

Summary of Amounts Attributable to PowerSecure International, Inc. shareholders
Income (loss) from continuing operations (net of tax)	471	1,085	1,556
Income (loss) from discontinued operations (net of tax)	11	0	11

Net income (loss) attributable to PowerSecure International, Inc.	482	1,085	1,567

EARNINGS PER SHARE AMOUNTS (“E.P.S”) ATTRIBUTABLE TO POWERSECURE INTERNATIONAL, INC. SHAREHOLDERS:
Continuing Operations
Basic	0.03	0.06	0.08

Diluted	0.03	0.06	0.08

Discontinued Operations
Basic	0.00	0.00	0.00

Diluted	0.00	0.00	0.00

Net Income
Basic	0.03	0.06	0.08

Diluted	0.03	0.06	0.08

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	18,676	18,676	18,676

Diluted	18,793	18,793	18,793

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